Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-98045) and Form S-3 (No. 333-22125, No. 333-50016 and No. 333-89929) of Penn Treaty American Corporation of our report dated April 29, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania April 29, 2005